POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints
Ralph A. Ford, Susan
Hobson Kus, and each of them individually, the undersigned's true and lawful attorney-in-fact to:
(1)        Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or
director of SIRVA, Inc. (the "Company"), Forms 3, 4 and 5 and any other forms required to be filed
in accordance with Section 16(a) of the Securities Exchange Act of 1934 (as
amended, the
"Exchange Act") and the rules thereunder (a "Section 16 Form") and any other forms required to
be filed or submitted in accordance with Regulation S-T promulgated by the
United States Securities
and Exchange Commission (or any successor provision) in order to file the
Section 16 Forms
electronically (together with the Section 16 Forms, a "Form");
(2)        Do and perform any and all acts for and on behalf of the undersigned which may be necessary or
desirable to complete and execute any such Form, complete and execute any amendment or
amendments thereto, and timely file such form with the United States Securities and Exchange
Commission and the New York Stock Exchange; and
(3)         Take any other action of any type whatsoever in connection with the foregoing which, in the opinion
of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the
undersigned, it being understood that the documents executed by each such attorney-in-fact on
behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain
such terms and conditions as he may approve in his discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any
and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the
rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if
personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each
such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this
Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each such
attorney-in-fact is serving in such capacity at the request of the undersigned, and is not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act.
The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file
any Forms pursuant to Section 16(a) of the Exchange Act and the rules thereunder, with respect to the
undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the
undersigned in a signed writing delivered to each such attorney-in-fact.
From and after the date hereof, any Power of Attorney previously granted by the undersigned concerning the
subject matter hereof is hereby revoked.
IN WITNESS  WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this
13th day of December 2005.
J. Michael Kirksey
Signature